Exhibit 10.7  Agreement with Sequence Sciences, LLC

                        INDEPENDENT CONSULTANT AGREEMENT

     This INDEPENDENT CONSULTANT AGREEMENT (this "Agreement"), dated this 26th day of December, 2001 ("Effective Date"), is between Sequence Sciences, LLC
("Sequence"), a Missouri limited liability company and GenoMed, LLC, a limited liability company("GenoMed").

     WHEREAS, GenoMed desires to engage Sequence to provide services as set forth in this Agreement and Sequence desires to be so engaged;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Consultant Services Sequence shall develop a list (the "List") for GenoMed of as many promoter (5' region) single nucleotide polymorphisms ("Promoter SNPs")
as possible from certain freely accessible public databases (the "Project"). A
Promoter SNP is defined, for purposes of this Agreement, as a single nucleotide polymorphism within 2 kilobases upstream of the 5'-end of a gene. Sequence shall make its best efforts to compile the List for as many genes as possible as defined in Online Mendelian Inheritance in Man ("OMIM") and as defined in the
GenoMed Gene Information list dated 12/20/01, a copy of which has been previously provided by GenoMed to Sequence. Sequence shall compile the List by configuring a computer system to access and interrogate the relevant public databases. Exhibit A attached hereto sets forth the public databases which will be interrogated by Sequence and the contents of each entry in the List. GenoMed acknowledges that the number of Promoter SNPs and genes ultimately included in the List is wholly dependent upon the available data and that Sequence has no control over the final results.

2. Payment In consideration of the services provided by Sequence, GenoMed shall pay Sequence the following fees:

     a. Upon the execution of this Agreement, GenoMed shall pay to Sequence, in cash or certified funds, the amount of $5,000 (the "First Payment")

     b. Upon completion and delivery of the List in accordance with the terms of this Agreement, GenoMed shall pay to Sequence, in cash or certified funds, the amount of $5,000 (the "Second Payment").

3. Ownership of Intellectual Property Sequence agrees that it is providing consulting and research services only and is not functioning as an inventor.
Sequence shall not make a claim now or in the future with respect to any intellectual property that may derive from this project, including specifically the List or any future disease associations that may arise from the use of the
List. Sequence further agrees that GenoMed shall be the sole owner of any intellectual property generated by this project, including especially the List.
Notwithstanding the foregoing, however, GenoMed specifically waives any ownership or claim to any computer programs, source code or software written or created by Sequence in the course of performing this project and compiling the
List.

4. Confidentiality The parties may request from each other certain documents and other pertinent material related to the project, including, without limitation, data, computer print-outs, future plans and other information which the parties consider to be confidential. Except as may be required by applicable law(s) or as the parties may from time to time consent in writing, the parties shall not, at any time, disclose any confidential information, or any part thereof, specifically including the List, to any person, firm. corporation, association, or other entity for any reason or purpose whatsoever. In the event either party takes any action or fails to take any action in contravention of this Section 4, that party shall indemnify and hold harmless the other party from any damage or claim that may arise as a result of such action or inaction. In addition, that party shall be entitled to collect from the other party all costs incurred in obtaining such indemnification, including all attorney and court fees. The parties shall take any and all legal actions necessary to minimize any damages resulting from such disclosure, to retrieve such disclosed information, and to return same to the other party upon their direction. Each party shall be responsible for any action or inaction in contravention of this Section 4 by their personal representatives, employees, agents, independent contractors, successors, and assigns.

5. Relationship of Parties The parties are independent contractors. Nothing in this Agreement is intended to or shall be construed to constitute or establish any agency, joint venture or partnership. Neither party shall have the right or authority to bind the other party nor shall either party be responsible for the acts or omissions of the other.

6. Assignment GenoMed may not assign this Agreement. Sequence may assign any net sums due or to become due to Sequence hereunder, but may not assign any other rights or obligations under this Agreement.

7. LIMITATION OF LIABILITY THE AGGREGATE LIABILITY OF SEQUENCE TO GENOMED FOR
DIRECT DAMAGES ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED
HEREBY SHALL BE LIMITED TO THE AGGREGATE AMOUNT PAID TO SEQUENCE BY GENOMED AS
OF THE DATE SUCH CLAIM IS FINALLY RESOLVED. IN NO EVENT SHALL SEQUENCE BE LIABLE
TO GENOMED FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL,
CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED,
UNDER ANY THEORY OF LIABILITY.

8. Force Majeure Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with an obligation, other than a payment obligation, created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the
Force Majeure condition. Force Majeure means any event beyond the control of the parties, including, without limitation, failures of computers, computer related equipment, hardware or software, fire, flood, riots, strikes, epidemics, war
(declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), embargos and government actions or decrees.

9. Notices Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid (such notice sent by mail to be effective three business days after sending) or sent by telefax (such notice sent by telefax to be effective one business day after sending, if immediately confirmed by certified or registered mail as aforesaid), in each case properly addressed to the address indicated below or at such other address as may be furnished, in writing by either party in accordance with this section. No notice may be given by mail during a real or apprehended mail strike.

        If to Sequence, the notice shall be provided to:

        Sequence Sciences, LLC 5971 Columbia Ave.
        St. Louis, Missouri 63139
        Attn: Joseph A. Bedell, Ph.D.

        If to GenoMed, the notice shall be provided to:

        GenoMed, LLC
        4560 Clayton Ave
        St. Louis, MO 63110
        Attn: David Moskowitz, M.D.

10. Waivers The waiver by either party of a breach or default under any provision under this Agreement or the failure of such party to exercise its rights under this Agreement in any instance shall not operate or be construed as a continuing waiver or a waiver of any subsequent breach or default. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar).

11. Choice of Law/Entire Agreement This Agreement is subject to and will be construed in accordance with the laws of the State of Missouri applicable to agreements wholly to be performed therein, merging all prior representations and collateral understandings, memorandums and agreements, and constitutes the entire understanding between Sequence and GenoMed concerning the subject matter hereof. No party hereto will be bound by any modification of this Agreement unless signed by the party against whom the modification is to be enforced. All headings are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12. Arbitration Any claim arising out of or related to this Agreement, or a breach hereof, is to be settled by arbitration in accordance with the procedures set forth in this Section 12. The parties agree that, in the event of a dispute among them relating to or arising out of this Agreement, the affected parties will submit such dispute to binding arbitration as provided herein. All arbitrations will be conducted in St. Louis, Missouri, pursuant to the
Commercial Arbitration Rules of the American Arbitration Association except as provided herein. The panel used will be selected from arbitrators employed by the American Arbitration Association and the decisions of the arbitrators are final and binding on all parties thereto. All arbitrations will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrator is enforceable in any court of competent jurisdiction. The parties agree to waive their respective rights to further appeal or redress in any other court or tribunal except solely for the purpose of obtaining execution of the decision resulting from the arbitration proceeding. In the event of any arbitration or other legal proceeding brought by any party against another party with regard to any matter arising out of or related to this Agreement, each party hereby expressly agrees that the final award decision will also provide for an allocation and division between or among the parties to the arbitration.
of (i) legal fees and expenses; and (ii) all other costs and expenses of the dispute, including court costs and arbitrators' fees, reasonable accountants'
and expert witness fees, costs and expenses (including disbursements) incurred in connection with such proceedings, on a basis which is just and equitable under the circumstances. The arbitrator is directed by this Agreement to conduct the arbitration hearing no later than three months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.
Depositions will be taken only as deemed appropriate by the arbitrator and only where good cause is shown. The parties to the arbitration will be entitled to conduct document discovery by requesting production of documents. Responses or objections will be served 20 days after receipt of a request. The arbitrator will resolve any discovery disputes by such pre-hearing conferences as may be needed. All parties agree that the arbitrator and any counsel of record to the proceeding have the power of subpoena process as provided by law. Notices of demand for arbitration must be filed in writing with the parties in accordance with Section 9 this Agreement. A demand for arbitration is to be made within a reasonable time after the claim has arisen, but in no event later than the date when institution of legal or equitable proceedings based on such claim would be barred by the applicable statute of limitations. The award rendered by the arbitrators, including as to legal fees, is final, and judgment may be entered upon it in accordance with law in any court of competent jurisdiction.

13. Further Assurances The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

14. Counterparts This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

15. Signature Warranty Each Person executing this Agreement warrants that (s)he is authorized to do so on behalf of the party for whom (s)he signs this
Agreement.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
                        MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first-above written.

ACCEPTED AND AGREED BY:

Sequences Sciences, LLC                        GenoMed, LLC

/s/ Joseph A. Bedell                           /s/ David W. Moskowitz
Joseph A. Bedell, Ph.D., Member                David W. Moskowitz, M.D., Member

                                   EXHIBIT A

Public Databases to be Interrogated by Sequence

1. Ensembl

http://www.ensembl.org

2. OMIM

http://www.ncbi.nlm.nih.gov/omim/

3. NCBI dbSNP (version 2001-08-04)

ftp://ftp.ncbi.nlm.nib.gov/snp/human/rs_fasta

Contents of Each Entry in the List
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1. Gene Name
2. Identifier
3. Description
4. Gene Location
5. Protein Information
6. OMIM ID
7. Disease Description
8. RefSNP ID
9. SNP class
10. validated
11. allele
12. SNP location
13. TSC ID
14. HGBASE ID